Registration No. 333-75664



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                            48-0457967
         (State or other jurisdiction              (I.R.S. Employer
      of incorporation or organization)           Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 7,997,350 options to purchase a share of FON Common Stock and 7,997,350 shares of FON Common Stock issuable upon exercise of options granted under the Management Inentve Stock Opiton Plan, and the offering of 8,568,600 options to purchase a share of PCS Common Stock and 8,568,600 shares of PCS Common Stock issuable upon exercise of options granted under the Management Incentive Stock Option Plan.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date). None of the 8,568,600 shares of PCS Common Stock were issued upon the exercise of options before the Conversion Date. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to deregister the 8,568,600 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 19th day of August, 2004.

                                     SPRINT CORPORATION



                                     By  /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                               Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting          )
                        Officer)                       )  August 19, 2004
                                                       )
DUBOSE AUSLEY*          Director                       )
                                                       )
______________________                                 )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
______________________                                 )
(Deborah A. Henretta)   Director                       )
                                                       )

                                                       )
I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       ) August 19, 2004
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )
                                                       )
GERALD L. STORCH*       Director                       )
                                                       )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 333-75664.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.